EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2015, relating to the consolidated financial statements of E*TRADE Financial Corporation and subsidiaries and the effectiveness of E*TRADE Financial Corporation and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of E*TRADE Financial Corporation for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

McLean, Virginia

May 27, 2015